UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2007

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On October 3, 2007, after the close of market, ICO, Inc. (“the Company”) announced that it will redeem all outstanding shares of its $6.75 Convertible Exchangeable Preferred Stock (the “Preferred Stock”) at the close of business on November 5, 2007 (the “Redemption Date”).  The Preferred Stock is represented by depositary certificates (“Depositary Shares,” each representing ¼ of a share of Preferred Stock) which are traded The NASDAQ Global Market under the trading symbol ICOCZ.  The redemption price for each Depositary Share is $25 (representing $100 per share of Preferred Stock), plus all accrued and unpaid dividends as of the Redemption Date.  There are currently 170,204 Depositary Shares outstanding.

Each Depositary Share is convertible, at the option of the holder, into 2.7397 shares of common stock of ICO, Inc.  This conversion right will terminate as of the close of business on the Redemption Date.

In accordance with the Statement of Designations establishing the Preferred Stock, the Notice of Redemption will be mailed on October 4, 2007 to holders of record of the Depositary Shares.  Copies of the Notice of Redemption and the Company’s press release announcing the redemption are attached to this report as exhibits 99.1 and 99.2, respectively.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
99.1	Notice of Redemption of the Company’s $6.75 Convertible Exchangeable Preferred Stock
99.2	Press Release dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: October 3, 2007	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Redemption of the Company’s $6.75 Convertible Exchangeable Preferred Stock
99.2	Press Release dated October 3, 2007